Exhibit 99.2

BRONX FAMILY EYE CARE INC.

BRONX FAMILY EYE CARE INC.

Unaudited Condensed Balance Sheets

	September 30,	December 31
	2021	2020
ASSETS
Current Assets
Cash	$220,909	$93,584
Accounts receivable	129,710	73,590
Receivable – related party	169,027	9,036

Total current assets	519,646	176,210

Other Assets
Furniture and equipment, net	126,043	8,523
Inventory	54,706	-
Security deposit	56,000	40,000
Total Assets	756,395	224,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued expenses	$126,763	$54,840

Total current liabilities	126,763	54,840

Long Term Liabilities
EIDL Advance Loan	150,000	149,900
Total Liabilities	276,763	204,740

Commitments and Contingencies	-	-

Stockholders’ Equity (Deficit)
Common stock, $1.00 par value, 200 shares authorized, 200 shares issued and outstanding	200	200
Additional paid-in capital	-	-
Retained Earnings	479,432	19,793
Total stockholders’ equity	479,632	19,993

Total Liabilities and Stockholders’ Equity (Deficit)	$756,395	$224,733

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BRONX FAMILY EYE CARE INC.

Unaudited Condensed Statements of Operations

	Nine Months Ended September 31,
	2021	2020

Revenue	$2,490,966	$1,245,907
Cost of sales	535,718	218,032
Gross profit	1,955,248	1,027,875

Expenses
General and administrative	1,475,184	778,093
Total operating expenses	1,475,184	778,093

Income (loss) from operations	480,064	249,781

Other income (expense)
Interest expense	-	-
Total other income (expense)

Income before taxes	480,064	249,781
Income tax provision	-	-

Net income (loss)	$480,064	$249,781

Basic earnings per share:
Earnings per share amount	$2,400.32	$1,248.91
Weighted average basic common shares outstanding	200	200

Fully diluted earnings per share:
Earnings per share amount	$2,400.32	$1,248.91
Weighted average diluted common shares outstanding	200	200

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BRONX FAMILY EYE CARE INC.

Unaudited Condensed Statements of Stockholders’ Equity (Deficit)

Nine Months Ended September 30, 2021 and 2020

	Common Stock			Retained Earnings	Total Stockholders’
	Shares	Amount	Paid in Capital	(Deficit)	Equity (Deficit)
Balance December 31, 2019	200	$200	$-	$(23,676)	$(23,476)

Net income for the period	-	-	-	249,781	249,781

Balance September 30, 2020	200	200	-	226,105	226,305

Balance December 31, 2020	200	$200	$-	$19,793	$19,993

Shareholder Distributions				(20,425)	(20,425)

Net income for the period				480,064	480,064

Balance September 30, 2021	200	$200	$-	$479,432	$479,632

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BRONX FAMILY EYE CARE INC.

Unaudited Condensed Statements of Cash Flows

	Nine Months ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net income (loss)	$480,064	$249,781
Adjustments to reconcile net income to net cash provided by operating activities:

Changes in operating assets and liabilities:
Accounts receivable	(56,120)	(255,343)
Receivable – related party	(159,991)	133,757
Inventory	(54,706)	-
Accounts payable and accrued expenses	71,923	(96,584)

Net cash provided by operating activities	281,170	31,611

Cash Flows from Investing Activities
Purchase of furniture and equipment	(117,520)	-
Security deposit	(16,000)	-
Net cash used in investing activities	(133,520)	-

Cash Flows from Financing Activities
EIDL Loan Advance	100	149,900
Repayment on loan payable	-	(13,861)
Shareholder Distribution	(20,425)	-
Net cash provided (used) in financing activities	(20,325)	136,039

Increase in cash	127,325	167,650

Cash at beginning of period	93,584	18,230
Cash at end of period	$220,909	$185,880

Supplemental Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

NOTE 1 – Organization and Summary of Significant Accounting Policies

Bronx Family Eye Care Inc. (the “Company”) was incorporated in the State of New York on June 30, 2016. The Company is in the business of providing patients with eye consultations and exams, and selling prescription lenses and frames. The Company has elected a December 31 fiscal year end.

Basis of Accounting - The Company used the accrual method of accounting in accordance with accounting principles generally accepted in the United States.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Certain information and footnote disclosures normally included in combined financial statements have been condensed or omitted in accordance with GAAP rules and regulations. The information furnished in these interim condensed combined financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. The preparation of condensed combined financial statements in accordance with GAAP requires management to make estimates and assumptions that affect both the recorded values of assets and liabilities at the date of the condensed combined financial statements and the revenues recognized and expenses incurred during the reporting period. These estimates and assumptions affect the Company’s recognition of deferred expenses, bad debts, the carrying value of its long-lived assets and its provision for certain contingencies. The reasonableness of these estimates and assumptions is evaluated continually based on a combination of historical and other information that comes to the Company’s attention that may vary its outlook for the future. While management believes the disclosures and information presented are adequate to make the information not misleading, the Company recommends these interim condensed combined financial statements be read in conjunction with its audited financial statements and notes thereto included in its annual report for the year ended December 31, 2020. Operating results for the nine months ended September 30, 2021, are not necessarily indicative of the results to be expected for the year ending December 31, 2021.

Accounting Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – For the purpose of the financial statements, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories – Inventories, consist primarily of lenses and frames, are stated at the lower of cost or net realizable value, with cost determined using primarily the first-in-first-out (FIFO) method. The Company purchased substantially all inventories from several key suppliers. As of September 30, 2021 and December 31, 2020, the Company’s inventory balance was $54,706 and $0, respectively.

Inventory consists of two major sales product categories; Eyeglass frames and Ophthalmic lenses.

As of September 30, 2021, there was $10,109 of eyeglass frames, and $44,597 of Ophthalmic lenses. Lenses are assembled into the frames.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

Depreciation - The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated over the lesser of the length of the lease of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method which is five years for computer equipment, office equipment, and furniture and fixtures.

Revenue Recognition – When the Company sells a patient services or glass lens and frames, it recognizes revenue in accordance with Accounting Standards Update 2014-09 (ASC 606, Revenue from Contracts with Customers). Under ASC 606, the Company recognizes revenue upon the transfer of promised goods to customers in amounts that reflect the consideration to which the Company expects to be entitled. The Company considers revenue earned when all the following criteria are met: (i) the contract with the customer has been identified, (ii) the performance obligations have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to the performance obligations, and (v) the performance obligations have been satisfied.

The Company recognized $2,490,965 and $1,245,907 in revenue during the nine months ended September 31, 2021 and 2020, respectively.

Accounts Receivable - In the normal course of business, the Company extends credit to its patients on a short-term basis. Although the credit risk associated with these patients is minimal, the Company routinely reviews its accounts receivable balances and makes provisions for doubtful accounts. The Company ages its receivables by date of invoice. Management reviews bad debt annually. When an account is deemed uncollectible, the Company charges off the receivable against the bad debt reserve. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each patient and related aging of the past-due balances, including any billing disputes.

The allowance for doubtful accounts is based on the best information available to the Company and is re-evaluated and adjusted as additional information is received. The Company evaluates the allowance based on historical write-off experience, the size of the individual patient balances and past-due amounts. As of September 30, 2021 and December 31, 2020, the Company had an allowance for bad debt of $0 and $0, respectively.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

Fair Value of Financial Instruments - The Company applies ASC 820, “Fair Value Measurements.” This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for cash and cash equivalents, receivables, receivables – related party, current liabilities and loans each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income Taxes – The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective income tax returns. Generally accepted accounting principles requires management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statues of limitations, for federal and state purposes.

The Company is required to file federal and state income tax returns. With limited exceptions, the Company is no longer subject to income tax examination for any years earlier than 2017. Management has performed its evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. From time to time, the Company may be subject to penalties assessed by various taxing authorities, which will be classified as general and administrative expenses if they occur.

Recently Enacted Pronouncements – The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that other than the pronouncement listed below none of these pronouncements will have a significant effect on its current or future earnings or operations.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting for leasing transactions. The ASU will require organizations that lease assets - referred to as “lessees”- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For nonpublic companies, ASU 2020-05 deferred the effective dated for fiscal years beginning after December 15, 2021 and interim periods therein. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its financial statements.

Basic and Diluted Loss Per Share - Basic loss per share is computed by dividing net loss attributable to common shares by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net income attributable to common shares for the period by the weighted average number of common and potential common shares outstanding during the period. Potential common shares are included in the calculation of diluted net income per share, when they are present in the financial statements, to the extent such shares are dilutive. During the nine months ended September 30, 2021 and 2020, the Company did not have any stock options, warrants, or other convertible or potentially-dilutive instruments issued and outstanding.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of these audited financial statements.

	For the Nine Months Ended September 30,
	2021	2020
Basic Earnings per share:
Income (numerator)	$480,064	$249,781
Shares (denominator)	200	200
Per share amount	$2,400.32	$1,248.91
Fully Diluted Earnings per share:
Income (numerator)	$480,064	$249,781
Shares (denominator)	200	200
Per share amount	$2,400.32	$1,248.91

NOTE 2 – Stockholders’ Equity

The Company has authorized 200 shares of stock with 200 shares designated common stock at a par value of $1.00 per share. There were no equity transactions during the nine months ended September 30, 2020 and $20,425 in shareholder distributions for the nine months ended September 2021.

NOTE 3 – Notes Payable

Loan payable

On February 13, 2019, (2019 loan) was entered into with Paypal for $100,000. Part of the proceeds of this loan were used to pay off the outstanding balance of a prior 2018 loan. The 2019 loan required fifty-two weekly payments of $2,099.68. The 2019 loan had a balance of $13,861 as of December 31, 2019 and was paid off in full February 18, 2020.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

NOTE 4 – Notes Payable (continued)

EIDL Advance Loan

In September 2020, the Company received a Small Business Administration (“SBA”) Loan pursuant to the Economic Injury Disaster Loan. The Company received a loan in the amount of $150,000 from the SBA. The SBA Loan is in the form of a Note dated August 29, 2020, which matures on August 29, 2050. The SBA Loan bears interest at a rate of 3.75% per annum and is payable monthly commencing on August 29, 2021. The monthly principal and interest payment for the SBA Loan will be $731. All proceeds from this Loan will be used solely as working capital to alleviate economic injury caused by the Economic Injury Disaster.

At September 30, 2021 and December 31, 2020, the outstanding balance was $150,000 and $149,900, respectively.  On March 16, 2021 the SBA Extended the deferment period for all COVID-19 EIDL until 2022

Future maturities of notes payable are as follows:

Year Ending December 31,

2022	2,986
2023	3,376
2024	3,505
2025	3,639
Thereafter	136,494

NOTE 5 – Leases

In June 2016, we entered into a month-to-month lease for retail space at 432 East 149th St. in Bronx, NY. Every year in June, there is a 3% increase in the rent fees.

In June 2020 base rent was $4,035.79 + utility and maintenance charges. As of June 2021, base rent charge was $4,136 + maintenance and utility.

In June 2016, we entered into a month-to-month lease for retail space at 2336 Grand Concourse. in Bronx, NY.

In 2020 base rent was performance based and monthly totals ranged between $3,500 to $7,000. As of April 2020, we entered into an agreement for a fixed monthly of $4,500 with no rent increases during 2022. In April 2023, the lease will increase by 3%.

In September 1, 2018, we entered a 5-year operating lease for an retail space at 593 East Tremont in Bronx, NY with monthly payments of $3,903.84. In September of 2020, monthly rent increased to $4,020.96. In September of 2021, monthly rent increased to $4,020.96. In September of 2022, there is an option to renew for an additional 5 years.

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BRONX FAMILY EYE CARE INC.

Notes to Unaudited Condensed Financial Statements

Nine Months Ended September 30, 2021 and 2020

NOTE 6 – Fixed Assets

The Company capitalizes the purchase of equipment and fixtures for major purchases more than $1,000 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation which is five years for computer equipment, office equipment, and furniture and fixtures.

As of September 30, 2021 and December 31, 2020, the Company had furniture and equipment totaling $126,043 and $8,523

NOTE 7 – Related Party Transactions

During the nine months ended September 30, 2021 and 2020, the Company incurred $1,205,562 and $760,518 respectively of administration, and professional services to EyeQ Vision Group, an entity controlled by a shareholder. These fees are referred to as Management fees and are paid in full per terms.

During the nine months ended September 30, 2021 and 2020, related party withdrawals from accounts resulted in receivable – related party balances of $169,027 and $9,036 due from EyeQ Vision Group as of September 30, 2021 and December 31, 2020, respectively.

NOTE 8 – Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in such matters may arise from time to time that may harm the Company’s business. To the knowledge of management, there is no material litigation or governmental agency proceeding pending or threatened against the Company or any of its subsidiaries. Further, the Company is not aware of any material proceeding to which any director, member of senior management or owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any of them is a party adverse to or has a material interest adverse to the Company.

NOTE 9 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date of the financial statements were issued, and determined that there are no events requiring disclosure.

On December 30, 2021, Bronx Family Eye Care, Inc. has successfully concluded the requisite audit of its financial statements and is now a wholly-owned subsidiary of GTII.

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